SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 3rd day of August, 2007

AMONG:

SOLAR THIN FILMS, INC. (F/K/A AMERICAN UNITED GLOBAL, INC.), a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 25 Highland Boulevard, Dix Hills, New York 11746.

(“Solar Thin”)

AND:

FRASER EUROPEAN, LTD., a shareholder of Kraft, Rt.

(the “Kraft Shareholder”)

WHEREAS:

A. The Kraft Shareholder owns 225 registered ordinary shares, HUF 10,000 par value each of Kraft, constituting HUF 50,000,000 registered capital of Kraft, being 4.5% of the presently issued and outstanding ordinary shares of Kraft;

B. SOLAR THIN is a reporting company whose common stock is quoted on the OTC Bulletin Board (“OTCBB”); and

C. The Board of Directors of Solar Thin, and the Kraft Shareholder deem it advisable and in the best interests for Solar Thin to acquire the Kraft Shares (the “Acquisition”) pursuant to this Agreement.

D. The Kraft Shareholder has entered into purchase agreements with various purchasers (the “Buyer” or “Buyers”) which have been executed simultaneously herewith.

E. The Kraft Shareholder, Solar Thin and Sichenzia Ross Friedman Ference LLP (“SRFF” or the “Escrow Agent”) entered into an Escrow Agreement whereby it was agreed that the Escrow Agent would hold the purchase price paid by each Buyer in escrow until the Escrow Agent received stock certificates representing the shares to be purchased by each Buyer, at which time it was agreed that the Purchase Price would be released to the Seller.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1  In this Agreement the following terms will have the following meanings:

(a)	“Acquisition” means the Acquisition, at the Closing, of the Kraft Shareholder’s 4.5% interest in Kraft by Solar Thin pursuant to this Agreement;

(b)	“Acquisition Shares” means the 1,575,000 Solar Thin Common Shares to be issued to the Kraft Shareholder at Closing pursuant to the terms of the Acquisition;

(c)	“Agreement” means this share purchase agreement among Solar Thin, and the Kraft Shareholder;

(d)	“Solar Thin Business” means all aspects of any business conducted by Solar Thin and its subsidiaries;

(e)	“Solar Thin Common Shares” means the shares of common stock in the capital of Solar Thin;

(f)	“Kraft Shares” means the 225 registered ordinary shares of Kraft, representing a 4.5% interest in Kraft, currently held by the Kraft Shareholder

(g)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(h)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived, but in any event no later than July 27, 2007;

(i)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as Solar Thin and the Kraft Shareholder may mutually agree upon;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

1.3 Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement.

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE ACQUISITION

2.1 The Kraft Shareholder hereby agrees to sell to Solar Thin the Kraft Shares in exchange for the Acquisition Shares on the Closing Date and to transfer to Solar Thin on the Closing Date a 100% undivided interest in and to the Kraft Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

2.2 The Kraft Shareholder agrees that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to Solar Thin;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Solar Thin an opinion of counsel to that effect or such other written opinion as may be reasonably required by Solar Thin.

The Kraft Shareholder acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF SOLAR THIN

3.1 Solar Thin hereby represents and warrants in all material respects to the Kraft Shareholder, with the intent that the Kraft Shareholder will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

(a)
Incorporation. Solar Thin is a corporation duly incorporated and upon filing and paying the franchise tax with the state of Delaware Solar Thin will be validly subsisting under the laws of the State of Delaware and in good standing with the office of the Secretary of State for the State of Delaware;

(b)	Carrying on Business. Solar Thin conducts the business described in its filings with the Securities and Exchange Commission and does not conduct any other business;

(c)	Corporate Capacity. Solar Thin has the corporate power, capacity and authority to own the Solar Thin Assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing. Solar Thin is required to file current reports with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934, the Solar Thin Common Shares are quoted on the OTCBB, and all reports required to be filed by Solar Thin with the Securities and Exchange Commission or NASD have been filed;

(e)
Acquisition Shares. The Acquisition Shares when delivered to the Kraft Shareholder pursuant to the Acquisition shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Solar Thin, in all cases subject to the provisions and restrictions of all applicable securities laws.

3.2 The representations and warranties of Solar Thin contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Kraft Shareholder, the representations and warranties of Solar Thin shall survive the Closing.

ARTICLE 4
COVENANTS OF SOLAR THIN

4.1 Solar Thin covenants and agrees with the Kraft Shareholder that until the Closing, it will take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition.

4.2 Solar Thin covenants and agrees with the Kraft Shareholder that if the concurrent sale of all of the Acquisition Shares, pursuant to the terms and conditions of the share purchase agreements by and between the Kraft Shareholder and the parties desiring to purchase the Acquisition Shares (the “Purchasers”), is not completed by July 27, 2007, this agreement shall be deemed null and void and Solar Thin shall promptly exchange all Acquisition Shares for shares of Kraft, Rt. and return them to the Kraft Shareholder.

4.3 The covenants set forth in this Article shall survive the Closing for the benefit of the Kraft Shareholder.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
THE KRAFT SHAREHOLDER

5.1 The Kraft Shareholder hereby jointly and severally represents and warrants in all material respects to Solar Thin, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

(a)
Ownership of Kraft Shares. The Kraft Shareholder will be at Closing the registered and beneficial owners of 225 Kraft Shares, which represents a 4.5% interest in Kraft. The Kraft Shares owned by the Kraft Shareholder will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever; and

(b)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of Kraft Shares contained in the charter documents of Kraft or under any agreement;

(c)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Kraft shareholder;

(d)	No Violation or Breach. The execution and performance of this Agreement will not

(i)
violate the charter documents of the Kraft Shareholder or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which the Kraft Shareholder is a party,

(ii)	give any person any right to terminate or cancel any agreement or any right or rights enjoyed by the Kraft Shareholder,

(iii)	result in any alteration of the Kraft Shareholder’s obligations under any agreement to which the Kraft Shareholder is a party,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Kraft Shareholder’s assets,

(v)	result in the imposition of any tax liability to the Kraft Shareholder relating to the Kraft Shareholder’s assets or the Kraft Shares, or

(vi)	violate any court order or decree to which the Kraft Shareholder is subject;

5.2 The representations and warranties of the Kraft Shareholder contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Solar Thin, the representations and warranties of the Kraft Shareholder shall survive the Closing.

5.3 The Kraft Shareholder agrees to indemnify and save harmless Solar Thin from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (collectively, the “Claims”) (subject to the right of the Kraft Shareholder to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Kraft Shareholder to Solar Thin hereunder; provided, however, the Kraft Shareholder shall not be required to indemnify Solar Thin for any such Claims in excess of the value of the Kraft Shares.

ARTICLE 6
COVENANTS OF KRAFT AND
THE KRAFT SHAREHOLDER

6.1 The Kraft Shareholder covenants and agrees with Solar Thin that they will take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition;

6.2 By the signing of the present agreement, the Kraft Shareholder hereby declares that its claim stipulated in the share purchase agreement dated March 6, 2007, including its right based on the Act on Business Associations to demand the purchase of its Kraft shares has been fulfilled and renounces its right to enforce any claims against any person at any time based on this legal title at any time in the future.

6.3 The covenants set forth in this Article shall survive the Closing for the benefit of Solar Thin.

ARTICLE 7
CONDITIONS PRECEDENT

7.1 Solar Thin’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Solar Thin hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Kraft Shareholder at or prior to the Closing will have been complied with or performed;

(c)
title to the Kraft Shares held by the Kraft Shareholder will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the Kraft Shares shall be duly transferred to Solar Thin;

(d)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any

(e)	the transactions contemplated hereby shall have been approved by the shareholders of Kraft.

7.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Solar Thin and any such condition may be waived in whole or in part by Solar Thin at or prior to the Closing by delivering to the Kraft Shareholder a written waiver to that effect signed by Solar Thin. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Solar Thin shall be released from all obligations under this Agreement.

7.3 The obligations of the Kraft Shareholder to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to the Kraft Shareholder hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Solar Thin at or prior to the Closing will have been complied with or performed;

(c)
Solar Thin will have delivered the Acquisition Shares to be issued pursuant to the terms of the Acquisition to the Kraft Shareholder at the Closing and the Acquisition Shares will be registered on the books of Solar Thin in the name of the holder of Kraft Shares at the time of Closing;

(d)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(g)	the transactions contemplated hereby shall have been approved by the Board of Directors of Solar Thin.

7.4 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the Kraft Shareholder and any such condition may be waived in whole or in part by the Kraft Shareholder at or prior to the Closing by delivering to Solar Thin a written waiver to that effect signed by the Kraft Shareholder. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, the Kraft Shareholder shall be released from all obligations under this Agreement.

7.5 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

7.6 Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before July 15, 2007 (the “Termination Date”), this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

7.7 Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from the Kraft shareholder and Solar Thin and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Solar Thin will be required to issue a news release regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Acquisition contemplated hereby together with such other documents as are required to maintain the currency of Solar Thin’s filings with the Securities and Exchange Commission.

ARTICLE 8
CLOSING

Closing

8.1 The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing on Closing Date in accordance with the closing procedure set out in this Article.

Documents to be Delivered by the Kraft Shareholder

8.2 On or before the Closing, the Kraft Shareholder will deliver or cause to be delivered to Solar Thin:

(a)	all reasonable consents or approvals required to be obtained by the Kraft Shareholder for the purposes of completing the Acquisition;

(b)	an acknowledgement from the Kraft Shareholder of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(c)	the certificates or other evidence of ownership of the Kraft Shares, together with such other documents or instruments required to effect transfer of ownership of the Kraft Shares to Solar Thin; and

(d)	such other documents as Solar Thin may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Solar Thin

8.3 On or before the Closing, Solar Thin shall deliver or cause to be delivered to the Kraft Shareholder:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of Kraft Common Stock;

(b)	certified copies of such resolutions of the directors of Solar Thin as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	an acknowledgement from Solar Thin of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(d)	such other documents as the Kraft shareholder may reasonably require to give effect to the terms and intention of this Agreement; and

ARTICLE 9
GENERAL PROVISIONS

9.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York.

9.2 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

9.3 The address for service of notice of each of the parties hereto is as follows:

(a)	Solar Thin:

Solar Thin Films, Inc.
25 Highland Boulevard
Dix Hills, New York 11746

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attn: Richard A. Friedman, Esq.
Phone: (212) 930-9700
Telecopier: (212) 930-9725

(b)	the Kraft Shareholder:

Tamás Niklai
Fraser European Ltd.
Mahe, Crystal Offices
OT Center
Victoria, Republic of Seychelles

9.4 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

9.5 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

9.6 Time is expressly declared to be the essence of this Agreement.

9.7 The provisions contained herein constitute the entire agreement among the Kraft Shareholder and Solar Thin respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Kraft Shareholder and Solar Thin with respect to the subject matter hereof.

9.8 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

9.9 This Agreement is not assignable without the prior written consent of the parties hereto.

9.10 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

9.11 This Agreement is subject to the laws of the State of New York.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

SOLAR THIN FILMS, INC.

By:/s/ Peter Lewis
Peter Lewis, CEO

FRASER EUROPEAN, LTD.,

By:/s/ Tamás Niklai
Tamás Niklai

With respect to Section 6.2 only:

/s/ Tamás Niklai
Tamás Niklai